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                                                                     Exhibit (a)


                                ELFUN GLOBAL FUND

                                 FUND AGREEMENT


     This instrument, originally made as of the 15th day of May 1987, is to evidence that:

     WHEREAS, a number of the members of the Elfun Society have expressed a desire to invest personal funds in a global securities mutual fund (the "Fund"), and

     WHEREAS, it has been agreed that such a fund be established for the benefit of the entities specified in paragraph 3 below, members of the Elfun Society and members of their immediate family; and

     WHEREAS, Dale F. Frey, Arthur S. Bahr, John H. Myers, Brian T. McAnaney and James E. Bonhivert have agreed to act as Trustees of said Fund; and

     WHEREAS, it is desirable that the uses and purposes applicable to the Fund and the powers and duties of the Trustees of the Fund and the rights, interests and privileges of the beneficiaries of the Fund be set forth,

     Now, therefore, it is mutually agreed that the provisions, terms and conditions governing the Fund shall be as follows:

1.   NAME--This Fund shall be known as the ELFUN GLOBAL FUND.

2. PURPOSE OF THE FUND--The purpose of the Fund shall be as follows: (i) to issue units ("Units") evidencing ownership interest in the Fund; (ii) to receive, hold, invest, reinvest and disburse the monies received from the Fund participants ("Unitholders") upon the purchase of such Units; (iii) to receive, hold, invest, reinvest and distribute the net income and net capital gains, if any, realized by the Fund in the course of its assets; and (iv) to redeem and transfer Units.

3. ENTITIES ELIGIBLE TO PARTICIPATE IN THE FUND--General Electric Company, its subsidiary and controlled companies and the employees of General Electric Company, its subsidiary and controlled companies, and the members of their immediate families, as well as any other persons and entities approved by the Trustees, shall be eligible to participate in the Fund (and accordingly to purchase, hold, transfer and redeem Units in accordance with the terms of this Fund Agreement (the "Agreement"); provided, however, that no person or entity shall be entitled to participate if, as a result thereof, the Fund would cease to be qualified as an "employees' securities company" under the Investment Company Act of 1940, as amended ("1940 Act").

     The Trustees shall have full power and discretion to prescribe the time, manner, medium and terms of participation (including the purchase, redemption and transfer of Units) and shall likewise have full power and discretion to designate or limit the persons and entities eligible to participate in the Fund.

4. POWERS OF TRUSTEES--Subject to those policies of the Fund as may be adopted and be in effect from time to time, the Trustees shall invest and reinvest, to the extent they deem proper, the Fund's assets, together with any increment thereto, or income derived therefrom, in securities of whatsoever nature and by whomsoever issued and to the extent that the Fund's assets are not so invested the Trustees may invest the same in the following, all of which are collectively referred to as "short-term investments": (i) obligations issued or guaranteed by the United States government, its agencies or instrumentalities; (ii) certificates of deposit, bankers' acceptances, and other short-term debt obligations of United States and Canadian banks and their foreign branches; (iii) commercial paper; and (iv) other short-term debt securities all of which shall in any event mature not later than twelve months from their respective dates of issue. Except as herein above or hereafter specified in this Paragraph 4, the Trustees shall not in any respect be limited in their powers of investment, such investments to be made in their sole discretion irrespective of any statute, court decision, rule or regulation now or hereafter in effect restricting the class of investment or reinvestments for trustees generally.

     Without limiting the generality of the foregoing in any manner the Trustees are expressly authorized and empowered, in their absolute discretion:

          (a) to retain in cash and keep unproductive of income such portion of the Fund's assets as they may deem advisable;



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          (b) to sell, exchange, convey, transfer, or dispose of, and also to loan or grant options with respect to, any property or cash at any time held by them, and to make any sale or other disposition by contract, by public auction or otherwise, for cash, property or upon credit, or partly for cash or property and partly upon credit, as they may deem best, and no person dealing with the Trustees shall be bound to see to the application of the proceeds thereof or to inquire into the validity, expediency, or propriety of any such sale or disposition;

          (c) to compromise, compound, and settle any debt, claim or obligation due to or from them as Trustees hereunder and to reduce or change the rate of interest thereon, to extend or otherwise modify, or to foreclose upon default or otherwise enforce, any such debt, claim or obligation;

          (d) to vote themselves, or by proxy, any securities with voting rights held by them; to exercise any options appurtenant to any other securities for the conversion thereof into other securities, or to exercise or sell any rights or warrants to subscribe for additional securities, and to make any and all necessary payments therefor; to join in or to dissent from and to support or oppose the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations, or other entities or properties in which they may be interested as Trustees, and to accept and hold any such securities which may be issued in connection therewith, all upon such terms and conditions as they may deem advisable;

          (e) to make, execute, acknowledge, and deliver any and all necessary papers, documents, agreements and instruments for the implementation of the powers herein enumerated;

          (f) to enforce any right, obligation or claim and in general to protect in any way the interests of the Fund, either before or after default, and where they shall consider such action for the best interests of the Fund, to abstain from the enforcement of any right, obligation, or claim and to abandon any property which at any time may be held by them or in which they may have an interest;

          (g) to borrow or raise money for the purposes of the Fund, upon such terms and conditions as the Trustees may deem desirable or proper, and for any sum so borrowed, to issue their promissory notes as Trustees and to secure the repayment thereof by pledging all or any part of the Fund's assets; and no person lending money to the Trustees shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any such borrowing;

          (h) to receive, purchase, hold, apportion, sell, distribute, and otherwise acquire and dispose of securities, cash and other assets;

          (i) to collect, receive, invest, apportion, and distribute, any and all income of the Fund;

          (j) to cause any securities or other assets from time to time held by them to be registered in, or transferred into, the name of the Fund or into their names as Trustees, or the name of their nominee or nominees, or to retain them unregistered or in form permitting transfer by delivery, but the books and records of the Trustees shall at all times show that all such securities or other assets are part of the Fund; and

          (k) to do all such acts, take all such proceedings, and exercise all such rights and privileges, although not hereinbefore specifically mentioned, with relation to the assets of the Fund as if they were the absolute owners thereof, which they may deem necessary or proper for the best interests of the Fund.

5. GENERAL AUTHORITY TO EMPLOY ADVISERS, AGENTS AND OTHERS--The Trustees may use, employ, appoint, discharge and consult such individuals, corporations or other entities as agents, employees or otherwise (including legal counsel) as they may deem necessary or advisable to carry out their functions under this Agreement and may pay such persons or entities such compensation, including expenses, as they may deem appropriate and charge the same against the Fund's assets. The Trustees may adopt such rules, regulations, directions or orders as in their discretion they deem appropriate for the guidance of their agents and employees and may delegate all or so much of their powers and authority to such agents and employees as they may deem necessary or advisable, subject, however, to any mandatory limitations imposed upon such delegation by applicable law. Any actions taken by their agents and employees in conformity with such rules, regulations, directions, advice, orders or delegations by the Trustees shall be deemed to be the proper and binding acts of the Trustees.

6. CUSTODIAN--Without limiting the powers set forth in Paragraph 5 above, the Trustees shall have the power to appoint and discharge from time to time, as Custodian or Custodians, one or more banks or trust companies to hold in custody all property, securities, money and other assets of the Fund and perform such other administrative services for the Fund as the Trustees may direct. The Trustees may authorize the Custodian or Custodians to deposit or arrange for the deposit of securities constituting all or a portion of the Fund's assets in a "clearing corporation" as defined in Article VIII of the Uniform Commercial Code. All or any part of the securities or other nominative items constituting the Fund may be transferred to, and held in the name of, the Custodian or Custodians, in the name of a nominee or nominees selected by it or them, or in the name of the registered holder thereof at the time of deposit with the Custodian or Custodians, or receipt by, the Custodian or Custodians of such securities endorsed in blank for transfer or accompanied by proper instruments of assignment in blank duly executed by such nominee, or nominees or registered holder.

7. INVESTMENT ADVISER--Without limiting the powers set forth in Paragraph 5 above, the Trustees shall have the power to appoint and discharge from time to time one or more Investment Advisers. Such Adviser or Advisers may be authorized by the Trustees to supervise the investment operations of the Fund, and the composition of its portfolio, and may also be authorized to furnish the Fund with advice and recommendations concerning investments, investment policies, and the purchase and sale of securities as well as advice concerning appropriate persons to fill positions with the Fund. In connection with the performance of the foregoing duties, such Adviser or Advisers may be further authorized to carry out and execute purchases and sales of investments and to perform such other acts as the Trustees may deem necessary or advisable.

8. UNITHOLDER SERVICING AGENT--Without limiting the powers set forth in Paragraph 5 above, the Trustees shall have the power to appoint and discharge from time to time one or more persons or entities to act as Unitholder Servicing Agent or Agents with respect to the Units issued from time to time under this Agreement. Such Agent or Agents may be authorized to provide the Fund with services in connection with (i) the issuance, transfer, cancellation and redemption of Units; (ii) the making of all payments and distributions to Unitholders in connection with Units; (iii) the performance of any and all functions referred to in this Agreement as being performed by the Unitholder Servicing Agent or Agents; and (iv) the performance of such other administrative services for the Fund as the Trustees may direct.

9. TRUSTEES--The number of Trustees of this Fund shall be five, it being understood that such number may be increased or decreased from time to time; provided, however, that there shall never be fewer than three and no more than eleven. Of the total number of Trustees, a majority shall at all times be members of the Elfun Society. In the event of the removal, death, resignation or retirement of any of the Trustees, a successor shall be appointed by the remaining Trustees. Any elections of, additions to, or replacements of the Trustees shall be accomplished by the vote of two-thirds of the Trustees then in office at the time of such replacement or addition, and upon such election by them, they shall become and constitute Trustees of this Fund. Any Trustee may at any time resign from the Fund by giving written notice thereof to the other Trustees. In addition, any Trustee may be removed at any time by the affirmative vote of two-thirds of the Trustees then in office.

     The Trustees who are not members of the Elfun Society shall be initially appointed for a term to expire on the 30th day of June following their appointment and thereafter for a term of one year. The Trustees who are members of the Elfun Society shall be classified in respect to the time for which they shall severally hold office by dividing them into three classes (which shall be as nearly equal as possible), the first consisting of the Trustees whose term of office expires on the 30th day of June following the adoption of this Agreement, the second class consisting of the Trustees whose term of office expires twelve months from that date and the third class consisting of the Trustees whose term of office expires twenty-four months from that date. In the event that a Trustee should die, resign, retire, or otherwise be removed from office prior to the expiration of the specified term, a successor shall be appointed for the unexpired term. At the time for each annual appointment, the successors to the Trustees of the class whose term shall expire in that year shall be appointed to hold office for the term of three years, so that the term of office of that class of Trustees shall expire in that year.

     The Trustees may appoint from among their numbers a Chairman and one or more Vice Chairmen. Such Chairman and Vice Chairmen shall have such powers and duties with respect to the calling and conducting of meetings of Trustees as the Trustees may direct. In addition, the Trustees may appoint from time to time a Manager, a Secretary, and Assistant Secretary and such other Fund officers as they may deem necessary or advisable and may delegate to them, subject to the mandatory requirements of applicable law, such powers and duties as they deem appropriate. The Trustees may also adopt from time to time such rules and regulations for the organization and transaction of the Fund's business as they deem necessary or advisable.

     The Trustees may act either by meetings or by written consent. In the case of meetings, a majority of the Trustees shall constitute a quorum for the conduct of business and the vote of a majority of the Trustees present at a meeting at which a quorum is present shall be the act and deed of the Trustees. In the case of action by written consent, it shall be sufficient to bind all the Trustees (and shall be deemed their act and deed) if written consents are obtained from a majority of the whole number of Trustees; provided the same are filled with the minutes of the Trustees meetings and reported at the next meeting of the Trustees. Meetings of the Trustees may be held either in person or by telephone or other means which permit the Trustees to confer one with another. The manner, time and place of holding meetings, the notices thereof, and the length of time required for such notices shall be determined by the Trustees. Waivers of notice, either before or after a meeting, shall be permitted.

10. COMPENSATION AND EXPENSES OF TRUSTEES-- Any Trustee (other than Trustees who are also employees of General Electric Company or any subsidiary or controlled company thereof) may receive compensation for services performed as a Trustee in an amount to be determined by the Trustees; provided, however, that any change in compensation previously reported to the Unitholders as being paid to the Trustees shall be reported to the Unitholders in the Annual Report of the Fund next published after such change. While Trustees who are also General Electric Company employees will serve without compensation, the Fund will be required to reimburse the portion of the remuneration such Trustees receive from General Electric Company which is allocable to the time they spend on Fund matters. Compensation of the Trustees as provided herein, of any agents, employee or counsel of the Trustees and the expenses of administration shall be paid out of the Fund.

11. FIDUCIARY DUTIES--Each Trustee shall discharge his duties with respect to the Fund solely in the interest of the Unitholders and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

12. STATEMENTS OF ACCOUNT AND FUND CERTIFICATES--Unless requested by Unitholders, no certificates ("Certificates") evidencing the ownership of Units will be issued. In lieu thereof, the Unitholder Servicing Agent will issue to Unitholders Statements of Account showing the number of bookunits ("Bookunits") in the Fund to which they are entitled by reason of payments made by them or for their account, including the reinvestment of income and gains, if any. The Statement of Account will set forth the total number of Units then owned by the Unitholder (whether or not Certificates therefor have been issued).

     Unitholders may obtain Certificates evidencing all or a portion of the Units to which they are then entitled, by requesting the same from the Unitholder Servicing Agent in writing.

     Units issued by the Trustees on the first purchase of Units from the Fund when it commences operations, shall each be valued at Ten Dollars ($10) and shall be paid in cash to the Trustees. Thereafter, Units shall be issued on the basis of their Net Asset Value, determined as provided in Paragraph 15 hereof.

     Each Unit, whether evidenced by a Statement of Account or by a Certificate, shall be equal to every other Unit, without preference or priority of any one Unit over any other. Unitholders shall have no voting rights except with respect to amendments to the Fund Agreement, as described in Paragraph 23 hereof, and with respect to changes in the Fund's fundamental policies. Each Unit entitles the holder thereof to one vote. There are no preemptive, subscription or conversion rights.

     The Trustees are authorized and empowered in their discretion, at any time (and from time to time) to authorize Unit splits or reverse splits, provided, however, that the proportionate interest of each Unitholder in the Fund shall not in any way be adversely affected thereby. In the event the number of Units is increased, the Trustees shall issue to each Unitholder, without further payment, a Statement of Account evidencing the additional Units to which the Unitholder shall be entitled, such additional Units to be in the same proportion to the number of Units held by the Unitholder prior to such issuance as the total number of additional Units to be issued is to the total number of Units outstanding prior to such issuance. In the event that the number of Units shall be reduced, the Trustees shall issue a Statement of Account reflecting such reduction and may require each Unitholder to whom Certificates had been previously issued to surrender such Certificates for reissue in terms of the reduced number of Units, and the Trustees may do all things necessary or expedient to make such reduction effective.

13. TRANSFER OF UNITS--Unitholders may transfer their interest in the Fund, wholly or in part, to a member of their immediate family or to a trust for the exclusive benefit of a member of their immediate family by an appropriate instructions and authorization in writing in a form acceptable to the Trustees and, upon the further condition, that in the case of a gift of Unitholder's interest or any part thereof, the donor and/or the donee shall agree, in form satisfactory to the Trustees, to indemnify the Trustees against any loss which might result from failure to comply with the provisions of the Internal Revenue Code relative to gift taxes. Units are not otherwise transferable except as stated below.

     Unitholders shall have the right at any time (i) to designate a beneficiary or beneficiaries (a Designated Beneficiary) to whom Units registered in the Unitholder's name alone will be transferred in the event of death and (ii) to rescind or change such Designated Beneficiary. The designation, rescission or change, to be effective, must be made in writing, in form approved by the Trustees, and must be forwarded to and received by the Unitholder Servicing Agent. The designation, rescission or change will be deemed to be effective as of the date it was signed. units may be disposed of by last will and testament duly probated (or by the laws of devise and descent), but no change in a beneficiary designation may be made by last will and testament. Any designation by a Unitholder shall be null and void with respect to any Designated Beneficiary who predeceases the Unitholder. Nothing contained in this Paragraph 13 shall permit the transfer of any Unit to a person or entity which would not otherwise be eligible under rules established by the Trustees to hold Units, and, in the event of any such attempted transfer, the Trustees shall have the right to direct that the Units attempted to be transferred be redeemed and the proceeds of redemption delivered to the transferee, all as provided in Paragraph 22 hereof.

     Units shall not otherwise be transferable, but the right of Unitholders to redeem Units to the extent of a part or all of their interest therein and to receive from the Trustees the Unitholder's distributive share in the Fund may be assigned, in whole or in part by the delivery to the assignee of an executed instrument of assignment in substantially the following form:

                                                         _________________, 19__


     FOR VALUE RECEIVED, the undersigned Unitholder of the Elfun Global Fund _____________________________, hereby assigns to
     ______________________________ the right to redeem the interest of the Unitholder in said Fund to the extent of ______________________________ Units/Bookunits, and, when such right is exercised, to receive the distributive share of said Fund represented by said units.

                                                 _____________________________
                                                           Unitholder


     Signature Guaranteed:

     _____________________________

     The assignee of any such assignment may exercise the right of redemption upon like terms and conditions as the Unitholder to whom the Units were issued. In the event that the Trustees, after written notice to them of any such assignment shall terminate the Units/Bookunits pursuant to the provisions of Paragraph 22 hereof, such assignee shall be entitled, on the surrender of a duly executed Assignment and Right of Redemption form (and, if Certificates have been assigned, the Certificates), to receive the distributive share in said Fund, unless the Trustees shall have been furnished with evidence satisfactory to them of reassignment to the Unitholder. Nothing herein contained shall be construed to prevent the assignment or transfer of Units or Bookunits to the trustee of a trust created by such Unitholder exclusively for the owner's benefit, but said Units or Bookunits in the hands of such trustee shall at all times be subject to the Provisions of Paragraph 22 and all other provisions hereof; and Units or Bookunits issued or assigned to such trustee may be assigned to Unitholder from whom or on whose request such trustee received the same. On every assignment to or from such a trustee, the transferee shall forthwith give notice thereof by registered mail to the Unitholder Servicing Agent of the Fund.

     Units issued to the trustee or trustees of any trust heretofore or hereafter created by the General Electric Company or any subsidiary or controlled corporation may be assigned and/or transferred by said trustee or trustees to beneficiaries of such trust.

14. DEATH OF A UNITHOLDER--The death of any Unitholder during the continuance of this Fund shall not operate to terminate the Fund, nor shall it entitle the personal representative of any such deceased Unitholder to an accounting or to take any action in the courts or otherwise against the Fund or the Trustees; provided, however, the right of redemption provided for in Paragraph 16 shall not expire with the death of such Unitholder, but such right may be exercised by the personal representatives, legatees, distributees or Designated Beneficiaries in the manner provided in said Paragraph 16.

15. VALUE OF UNITS--HOW DETERMINED--The net asset value ("Net Asset Value") of the Units shall be determined each day that the New York Stock Exchange is open, as of the close of trading on the Exchange, New York City time. Such value when so determined shall be taken as the value thereof for all purposes of this Agreement and shall be binding and final upon the Unitholders and their personal representatives, heirs, legatees, distributees or Designated Beneficiaries.

          Securities held by the Fund for which market quotations are readily available shall be valued at their market values as determined by their most recent bid prices in the principal market (sales prices, if the principal market is an exchange) in which such securities are normally traded. Securities or other assets for which such procedure is deemed by the Trustees not to reflect fair value (due to the general illiquidity of the market or otherwise), or for which representative quotes are not readily available, shall be assigned a fair value determined in good faith by the Trustees or such other persons as they may direct, in each case applied on a consistent basis.

16. REDEMPTION OF UNITS--Unitholders may redeem Units of the Fund evidenced by their Statements of Account or Certificates, either in whole or in part, by delivering their Certificates or, if no Certificates have been issued to them, a redemption form, duly executed and in form satisfactory to the Trustees to the Unitholder Servicing Agent or as the Trustees may otherwise direct. Redemptions will be made at the Net Asset Value next computed after such delivery less such redemption fee (not, however, to exceed one percent) as the Trustees may from time to time prescribe.

          The Trustees may suspend the Unitholder's right of redemption or postpone the date of payment during any period when (a) trading in the markets the Fund normally utilizes is restricted or an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Fund's investments or determination of its Net Asset Value is not reasonably practicable or (b) said Commission, by order, has otherwise provided for or permitted such suspension or postponement.

17. PAYMENT IN CASH--Any payment made to Unitholders pursuant to the provisions of this Fund Agreement shall be made in cash. In the event that Units held by Unitholders or their personal representatives, heirs, legatees, distributees or Designated Beneficiaries are evidenced by a Certificate or Certificates, such Unitholders, their personal representatives, heirs, legatees, distributees of

     Designated Beneficiaries shall not be entitled to receive any such payment without the surrender of the Certificate or Certificates or, in lieu thereof, furnishing to the Trustees evidence satisfactory to them of the loss, theft or destruction of such Certificate or Certificates, together with an agreement to indemnify the Trustees against loss resulting from such payment, in form satisfactory to them.

18. DISTRIBUTIONS--The Trustees may in their absolute and uncontrolled discretion at any time or times make distribution of income, capital gains or principal to the Unitholders in such amounts as the Trustees may determine, and each such distribution shall be made in the proportion which the number of Units held by each Unitholder bears to the total number of Units issued and outstanding at the time of such distribution.

19. AUDIT--As soon as is practicable after the close of each calendar year, the Trustees shall cause an audit to be made of the accounts, transactions, securities and property of the Fund, such audit to be made by a firm of certified or chartered accountants of recognized standing, selected by the Trustees. A certified copy of each report of such auditor shall be filed with the Trustees. Such audit shall be filed with the Trustees. Such audit shall show the Net Asset Value of the Units outstanding as of the 31st day of December next preceding and shall show other matters as the Trustees may require.

20. STATEMENTS AND REPORTS TO UNITHOLDERS--The Trustees shall, within a reasonable time after the completion of each annual audit, mail a copy of the report of the auditor to each Unitholder.

21. TAXES--All taxes which may be required to be paid in respect of the issue and/or transfer of Units in the Fund shall be paid by the Unitholders to whom the Units are issued.

22. TERMINATION BY TRUSTEES--The Trustees may at any time, as they in their absolute discretion may determine to terminate this Fund, in whole or in part, and to redeem certain Unitholders in order to comply with certain other sections of this Agreement and cause to be paid to the Unitholders the Net Asset Value of the Units held by them, such Net Asset Value to be determined as of a date fixed by the Trustees and specified in the notice of termination delivered to the Unitholders. In addition, the Trustees may, in order to preserve the status of the Fund as an "employees' securities company" under the 1940 Act exercise their right of termination with respect to the interest of any Unitholder in the Fund if such Unitholder is an individual or entity whose interest in the Fund would cause the Fund to lose such status, in which case there shall be paid to such individual or entity the Net Asset Value of the Units registered in the Unitholder's name, calculated as of the date the determination was made that the termination of such Unitholder's interest was necessary for the preservation of the status of the Fund. In the case of any such termination, the Trustees shall, at the same time, direct such Unitholder to surrender to the Unitholder Servicing Agent any Certificates they hold and thereafter the Trustees shall be discharged from all further obligations hereunder. Each outstanding Certificate shall be surrendered as the Trustees may direct upon the termination of the Fund as herein provided.

23. AMENDMENTS--The Trustees shall have the power to amend this Agreement, but no amendment shall be made which shall affect the Unitholders' right of redemption or other substantial rights of the Unitholders unless and until a copy of such proposed amendment shall have been submitted by mail to the Unitholders and the same shall have been approved by the favorable vote of at least 50% of the outstanding Fund Units or, if less, 67% of the Fund Units represented at a meeting if the holders of more than 50% of the outstanding Units are present or represented by proxy.

24. The situs of the Fund and the place of its administration shall be in the State of Connecticut and all questions concerning the validity, construction and effect of this Agreement and of the Fund hereunder, and the rights of any person having an interest hereunder, shall be determined exclusively according to the laws of said State.

     IN WITNESS WHEREOF, the said Dale F. Frey, Arthur S. Bahr, John H. Myers, Brian T. McAnaney and James E. Bonhivert have executed this Agreement to evidence their acceptance of the duties of the Trustees under and pursuant to the foregoing terms and conditions.

                                        /s/ Dale F. Frey
                                        --------------------------------------
                                        Dale F. Frey, Chairman of the Trustees

                                        /s/ Arthur S. Bahr
                                        --------------------------------------
                                        Arthur S. Bahr, Trustee

                                        /s/ John H. Myers
                                        --------------------------------------
                                        John H. Myers, Trustee

                                        /s/ Brian T. McAnaney
                                        --------------------------------------
                                        Brian T. McAnaney, Trustee

                                        /s/ James E. Bonhivert
                                        --------------------------------------
                                        James E. Bonhivert, Trustee

May 15, 1987

                                TRUSTEES' CONSENT

                                  Elfun Trusts
                          Elfun Tax-Exempt Income Fund
                                Elfun Income Fund
                                Elfun Global Fund
                             Elfun Diversified Fund

     The undersigned, being all of the Trustees of Elfun Trusts, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun Global Fund and Elfun Diversified Fund (collectively the "Elfun Funds") hereby consent to the adoption of the following resolutions without the holding of a meeting of the Trustees of each such Fund:

     1. RESOLVED, that in order to eliminate the staggered classes of Trustees currently provided for by the various Fund Agreements for the Elfun Funds and to provide in the future for Trustees who shall serve from the time of their appointment until their resignation, removal or appointment of a successor, the Fund Agreements for the Elfun Funds are hereby amended as follows:

          A. Elfun Trusts - The Elfun Trusts Trust Agreement, as amended June 18, 1974, is hereby amended by deleting the second sentence of the first paragraph of Section 11 and by deleting the entire second paragraph of Section 11.

          B. Elfun Tax-Exempt Income Fund - The Elfun Tax-Exempt Income Fund Fund Agreement, as amended July 12, 1978, is hereby amended by deleting the second sentence of the first paragraph of Section 9 and by deleting the entire second paragraph of Section 9.

          C. Elfun Income Fund - The Elfun Income Fund Fund Agreement, dated December 22, 1982, is hereby amended by deleting the second sentence of the first paragraph of Section 9 and by deleting the entire second paragraph of Section 9.

          D. Elfun Global Fund - The Elfun Global Fund Fund Agreement, dated as of May 15, 1987, is hereby amended by deleting the second sentence of the first paragraph of Section 9 and by deleting the entire second paragraph of Section 9.

          E. Elfun Diversified Fund - The Elfun Diversified Fund Fund Agreement, dated as of June 1, 1987, is hereby amended by deleting the second sentence of the first paragraph of Section 9 and by deleting the entire second paragraph of Section 9.

     2. RESOLVED, that the following individuals are hereby reappointed as Trustees of the Elfun Funds and by signing this Consent each of such individuals hereby accepts such appointment:

                                    Arthur S. Bahr
                                    Michael J. Cosgrove
                                    Dale F. Frey
                                    Alan M. Lewis
                                    John H. Myers

     3. RESOLVED, that the following individuals are hereby elected as officers of the Elfun Funds as indicated below:

          Dale F. Frey - Chairman of Trustees - Elfun Funds
          Alan M. Lewis - Secretary - Elfun Funds
          David B. Carlson - Manager - Elfun Trusts
          Robert R. Kaelin - Manager - Elfun Tax-Exempt Income Fund Robert A. MacDougal - Manager - Elfun Income Fund
          John R. Reinsberg - Manager - Elfun Global Fund
          Arthur S. Bahr - Manager - Elfun Diversified Fund
          Aubrey E. Mayes - Manager - Elfun Diversified Fund

     IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 1st day of July, 1989.

                                                     /s/ Arthur S. Bahr
                                                     -----------------------
                                                     Arthur S. Bahr


                                                     /s/ Michael J. Cosgrove
                                                     -----------------------
                                                     Michael J. Cosgrove


                                                     /s/ Dale F. Frey
                                                     -----------------------
                                                     Dale F. Frey


                                                     /s/ Alan M. Lewis
                                                     -----------------------
                                                     Alan M. Lewis


                                                     /s/ John H. Myers
                                                     -----------------------
                                                     John H. Myers